Exhibit 10.1

NAAS

Share Subscription Facility Agreement

THIS AGREEMENT is dated December 23, 2024

BETWEEN:

(1)	NAAS TECHNOLOGY INC., an exempted company incorporated under the laws of the Cayman Islands (the “Company” or “NAAS”);

(2)	The person listed in Part A of the Schedule I attached hereto (the “Lead Investor”); and

(3)	The persons listed in Part B of the Schedule I attached hereto (together with the Lead Investor, each an “Investor”, and collectively, the “Investors”).

WHEREAS:

(1)	the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to the Investors, from time to time as provided herein, up to the Total Commitment of the Company’s American depositary shares (each, an “ADS”; such issuances, collectively, the “Subscription”); and

(2)	each of the Investors agrees to purchase such ADSs from the Company pursuant to the terms contained herein.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.	Securities

1.1	The securities in the Share Subscription Facility Agreement refer to the freely tradable and unrestricted ADSs.

2.	Term

2.1	The term of this Agreement shall run from the date when this Agreement is signed by both parties (the “Effective Date”) until the earlier of (i) the date which falls 12 months following the Effective Date; (ii) completion or, as agreed by the parties hereto in writing, abandonment of the Subscription; and (iii) the date as terminated in accordance with the provisions of this Agreement (such period, the “Draw Down Period”). The Draw Down Period may be extended or terminated as agreed to by the parties to this Agreement in writing.

3.	Total Commitment

3.1	The total commitment of the Subscription is USD 5 million (the “Total Commitment”), subject to adjustment set forth in Section 7.2; provided that, the Company, at its sole discretion, may elect to increase the Total Commitment by an additional amount of up to USD 10 million by providing one or more written notices to the Investors before the termination of this Agreement.

4.	Structure

4.1	The Investment will be made in the form of share subscription facility pursuant to the terms and conditions set forth herein (“SSF”). This SSF can be drawn down (each, a “Draw Down”) at the Company’s option at any time during the Draw Down Period by the Company transferring ADSs to any Investor(s) in return for funds to be received on the Draw Down Closing Date according to the amount specified in the applicable Draw Down Notice. For the avoidance of doubt, the Company may in its sole discretion determine the timing and amount of each Draw Down Notice.

5.	Use of Proceeds

5.1	The use of proceeds of the Subscription is working capital for the Company to further expand its business.

6.	Draw Down

6.1	At any time during the Draw Down Period, the Company may, in its sole discretion, issue one or more draw down notices (each, “Draw Down Notice”) to any Investor(s). For the avoidance of doubt, the Company may, in its sole discretion, determine the allocation of each Draw Down among the Investors for so long as the aggregate Draw Dwon amount under this SSF does not exeed the Total Commitment.

6.2	The closing of each Draw Down shall occur on the first trading day following the date of the applicable Draw Down Notice (the “Draw Down Closing Date”), with pricing as outlined below. Upon the closing of each Draw Down, the Company shall promptly instruct the depositary, JPMorgan Chase Bank, N.A., to issue the relevant number of ADSs applicable to such Draw Down to the account designated by the relevant Investor(s). Within three trading days following an Investor’s receipt of the relevant ADSs (or such later date agreed by the Company), such Investor shall deliver to the Company the amount of Draw Down specified in the applicable Draw Down Notice by wire transfer of immediately available funds.

7.	Pricing

7.1	The Investors agree to honor each Draw Down request from the Company based upon a per share subscription price equal to ninety percent (90%) of the volume weighted average price of each trading day during the applicable Draw Down Pricing Period (“Purchase Price”). A “Draw Down Pricing Period” shall mean a period of three (3) consecutive trading days immediately preceding the date of the relevant Draw Down Notice.

7.2	Regardless of the amount of a Draw Down requested by the Company in a Draw Down Notice, the final number of ADSs to be issued and sold pursuant to such Draw Down Notice shall be subject to the following adjustments:

(1)	in no event shall any Investor, directly or indirectly, hold in excess of 9.9% of the total outstanding shares of the Company; and

(2)	each Investor may, by delivering a written notice to the Company within one trading day after the date of the Draw Down Notice, request to adjust the amount of such Draw Down to a number that is no less than fifty percent (50%) of the amount set forth in such Draw Down Notice and not exceeding one hundred percent (100%) of the amount set forth in such Draw Down Notice.

8.	Covenants

8.1	The Company shall have sufficient authorized capital and shares to satisfy each Draw Down Notice.

8.2	Each of the Company and the Investors may terminate this SSF if a Material Adverse Effect or a Material Change in Ownership has occurred, provided that such termination shall not relieve any Investor from liability for any Purchase Price incurred prior to the termination.

8.3	Each of the Company and the Investors reserves the right to not proceed with a Draw Down Notice if a Material Adverse Effect, an Abnormal Volume, or a Material Change in Ownership has occurred.

8.4	Each Investor agrees not to sell shares in the Company which it does not own prior to an existing Draw Down Notice.

8.5	No warrants or call options are included in this agreement.

8.9	Each Investor, as a “long only” investor, hereby represents and warrants to the Company that it will not, directly or indirectly, effect or agree to effect any short sale of the Company’s shares or American depositary shares, whether against the box, establish any "put equivalent position" with respect to the Company’s shares or American depositary shares, borrow or pre-borrow any of the Company’s shares or American depositary shares, or grant any other right (including, without limitation, any put or call option) with respect to the Company’s shares or American depositary shares, or do any of the foregoing with respect to any shares that include, relate to, or derive any significant part of its value from the Company’s shares or American depositary shares or otherwise seek to hedge its position in the Company’s shares or American depositary shares.

9.	Representations and Warranties of the Investors

Each Investor hereby represents and warrants to, and agrees with, the Company that the following are true and correct as of the date hereof and as of the date hereof and each Draw Down Closing Date:

9.1	Organization and Authorization. Such Investor is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite power and authority to purchase and hold the securities issuable hereunder. The decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of such Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments, on behalf of such Investor. This Agreement has been duly executed and delivered by such Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of such Investor, enforceable against such Investor in accordance with its terms.

9.2	Evaluation of Risks. Such Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. It recognizes that its investment in the Company involves a high degree of risk.

9.3	No Legal Advice From the Company. Such Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. Such Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

9.4	Investment Purpose. The securities are being purchased by such Investor for its own account, and for investment purposes. Any resale or other disposition of the ADS will be solely in accordance with the registration provisions of the Securities Act or pursuant to an exemption from such registration provisions.

9.5	Information. Such Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision. Such Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. Such Investor understands that its investment involves a high degree of risk. Such Investor is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Investor to obtain information from the Company in order to evaluate the merits and risks of this investment. Such Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to this transaction.

9.6	Not an Affiliate. Such Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “Affiliate” of the Company (as that term is defined in Rule 405 of the Securities Act).

9.7	Trading Activities. Such Investor’s trading activities with respect to the ADS shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the Principal Market on which the ADS is listed or traded and Investor will comply with any requests that the SEC makes in connection with the Filing of the Registration Agreement to ensure such compliance. Neither such Investor nor its affiliates has an open short position in the ADS, such Investor agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the ADS.

9.8	No Registration as a Dealer. Such Investor is not and will not be required to be registered as a "dealer" under the 1934 Act, either as a result of its execution and performance of its obligations under this Agreement or otherwise.

9.9	Good Standing. Such Investor is a limited liability company, duly organized, validly existing and in good standing under the laws of its state of formation and any jurisdiction in which it is conducting business.

10.	Representations and Warranties of the Company

The Company hereby represents and warrants to the Investors that the following are true and correct as of the date hereof and as of the date hereof:

10.1	Organization and Qualification. The Company is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite corporate power to own its properties and to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

10.2	Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Company’s Board of Directors, (iii) this Agreement has been duly executed and delivered by the Company, (iv) this Agreement and assuming the execution and delivery thereof and acceptance by the Investors and any related agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

10.3	No Additional Representations. The Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement.

11.	Confidentiality

11.1	The Company and the Investors undertakes to the other, that it will not, and will procure that its agents will not, at any time after the date of this Agreement, divulge or communicate to any person any confidential information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of the Company which may be within or may come to its knowledge (“Confidential Information”) and it will use its best endeavors to prevent the publication or disclosure of any such confidential information concerning such matters; provided that such Confidential Information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

11.2	Notwithstanding the foregoing, any party may disclose any Confidential Information to its current or bona fide prospective investors, employees, investment bankers, lenders, partners, accountants, and attorneys, in each case only where such persons or entities have the need to know such information and are subject to appropriate non-disclosure obligations.

11.3	In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations and applicable listing rules) to disclose any Confidential Information, such party (the “Disclosing Party”) shall, to the extent legally permissible, provide the other party (the “Non-Disclosing Party”) with prompt written notice of that fact together with the proposed time and manner that such disclosure is to be made as well as the scope of information that it is compelled to disclose. The Disclosing Party shall also use all reasonable efforts to seek (with the cooperation with reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy (if such order, treatment or remedy is available under applicable laws and regulations). In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

12.	Taxes

12.1	Each party acknowledges, understands, and agrees that: this Agreement may have tax consequences, and each party is solely responsible for its own compliance with its tax obligations.

13.	Limitation of Liability

13.1	Aggregate Liability Cap: In no event shall the liability of any Investor under this Agreement exceed the total amount of such Investor’s actual capital contribution to the Company, except in cases of gross negligence, willful misconduct, or fraud by such Investor.

13.2	Exclusion of Certain Damages: Neither party shall be liable to the other for any indirect, incidental, consequential, special, or punitive damages, including, without limitation, loss of profits, revenue, data, or use, arising from or related to this Agreement, even if such party has been advised of the possibility of such damages. This limitation applies regardless of whether the claims are based in contract, tort, or any other legal theory.

13.3	Exclusions from Limitation: The limitations set forth in this section shall not apply to:

(1)	Liability arising from a party's gross negligence, willful misconduct, or fraud;

(2)	Any indemnification obligations expressly set forth in this Agreement.

14.	Indemnity

14.1	To the fullest extent permitted by applicable law, the Company will indemnify, defend and hold harmless any Investor, its related entities as well as its respective employees, officers, directors, contractors, consultants, parent companies, subsidiaries, affiliates, agents, representatives, predecessors, successors and assigns (the Indemnified Parties) from and against any and all claims, demands, actions, damages, losses, costs and expenses (including professional and legal fees on a full indemnity basis) that arise from:

(1)	such Investor’s purchase of shares;

(2)	Any breach of any representation, warranty, or covenant by such Investor in the Subscription documents.

Notwithstanding anything provided above, absent gross negligence, willful misconduct, or fraud, in no event shall the liability of the Company under this Agreement exceed the total amount of such Investor’s actual capital contribution to the Company under this Agreement.

15.	Notices

15.1	All notices or other communications required to be served or given pursuant to this Agreement shall be:

(1)	in writing and may be sent by prepaid postage, (by airmail if to another country) and email;

(2)	sent to the parties hereto at the address and email address set out in Section 15.2 below, and to such other address and email address as may from time to time be designated in writing by the receiving party; and

(3)	shall be deemed to have been given and received by the relevant party (a) within two days after the date of posting, if sent by local mail; (b) within four days after the date of posting, if sent by airmail; or (c) at the time of transmission by the sender (as recorded on the device from which the sender sent the email), if delivered by email.

15.2	The addresses and email addresses of the parties for the purpose of Section 15.1 are listed in the Schedule II attached hereto.

16.	No Partnership or Agency

Nothing into this Agreement is intended to or shall operate to create a partnership or joint venture of any kind between the parties, and save as is otherwise set out in this Agreement, neither party is authorized to act as agent for the other and neither party shall have authority to act in the name or on behalf of or otherwise to bind the other in any way (including but not limited to the making of any representation or warranty, the assumption of any obligation or liability, or the exercise of any right or power).

17.	Certain Definitions

17.1	“Material Adverse Effect” shall mean any effect on the business, operations, properties, financial condition, or prospects of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect.

17.2	“Material Change in Ownership” shall mean that the officers and directors of the Company shall own less than five percent (5%) of the outstanding shares of the Company.

17.3	“Abnormal Volume” shall mean that the transaction volume concerning the shares deviate significantly (more than twice) from its trailing 60-day average volume.

18.	General

18.1	The Lead Investor shall be entitled to a commitment fee equal to three percent (3%) of the aggregate amount of the Purchase Price received by the Company under this SSF (the “Commitment Fee”), which shall be paid after the expiration of the Draw Down Period.

18.2	If at any time any one or more of the provisions of this Agreement is or becomes illegal, invalid, or unenforceable in any respect under the laws of any relevant jurisdiction, neither the legality, validity nor enforceability of the remaining provisions of this Agreement in that jurisdiction nor the legality, validity or enforceability of such provision under the laws of any other jurisdictions shall in any way be affected or impaired thereby.

18.3	This Agreement shall not be amended, supplemented, or modified except by instruments in writing signed by both parties hereto.

18.4	None of the rights of the parties under this Agreement may be assigned or transferred without the prior approval of the other party in writing. Company and Investor shall perform this Agreement on its own and shall not entrust any third party.

18.5	This Agreement constitutes the entire agreement between the parties hereto with respect to the matters dealt with herein and supersedes any previous agreements, arrangements, statements, understandings, or transactions between the parties hereto in relation to the matters hereof.

18.6	This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any parties hereto may execute this Agreement by signing any such counterparts.

18.7	This Agreement shall be governed by and construed in accordance with the laws of the British Virgin Islands. Both parties hereto agree that any dispute arising out of or related to this Agreement shall be settled through friendly consultations between the parties. If the dispute cannot be settled through consultations, both parties irrevocably agree that the courts of the British Virgin Islands are to have exclusive jurisdiction to settle any disputes arising out of or in connection with this Agreement. Accordingly, any proceedings arising out of or in connection with this Agreement shall be brought in such courts.

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IN WITNESS whereof this Agreement has been duly executed by all parties hereto the day and year first above written.

THE COMPANY

NAAS TECHNOLOGY INC.

By:
Name:
Title:

THE INVESTORS

NAME OF THE LEAD INVESTOR

By:
Name:
Title:

NAME OF THE OTHER INVESTOR

By:
Name:
Title:

NAME OF THE OTHER INVESTOR

By:
Name:
Title:

NAME OF THE OTHER INVESTOR

By:
Name:
Title:

Schedule I

Part A – Lead Investor

1.	NAME OF THE LEAD INVESTOR.

Part B – Other Investors

1.	NAME OF THE OTHER INVESTOR.
2.	NAME OF THE OTHER INVESTOR.
3.	NAME OF THE OTHER INVESTOR.

Schedule II

Contact Information

To the Company:

Name:
Email:
Address:

To THE LEAD INVESTOR:

Name:
Email:
Address:

To THE OTHER INVESTOR:

Name:
Email:
Address:

To THE OTHER INVESTOR:

Name:
Email:
Address:

To THE OTHER INVESTOR:

Name:
Email:
Address: